Exhibit 10.2

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of February 11, 2025, by and among Nabors Energy Transition Corp. II, a Cayman Islands exempted company (“Acquiror”), and Iepreneur Consulting, LLC, Avanti Insieme, LLC, LK Capital, LLC (each, a “Written Consent Party” and, collectively, the “Written Consent Parties”) and Luce SDIRAI, LLC (together with the Written Consent Parties, the “e2 Parties”), each of which is an interest holder of e2Companies LLC, a Florida limited liability company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, Acquiror, Liffey Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror;

WHEREAS, each e2 Party agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such e2 Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each e2 Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of Company Class A Units (the “Company Units”) as are set forth on Schedule A attached hereto opposite the name of such e2 Party;

WHEREAS, each of Acquiror and each e2 Party has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each e2 Party understands and acknowledges that Acquiror is entering into the Business Combination Agreement in reliance upon such e2 Party’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, Acquiror and the Company intend to file with the SEC a Registration Statement on Form S-4 in connection with the matters set forth in Section 7.02(a) of the Business Combination Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that the Company shall not be deemed to be an Affiliate of any e2 Party for purposes of this Agreement).

“Company Securities” means, any Company Unit, any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any e2 Party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof and (c) with respect to each e2 Party and Acquiror, the effective date of a written agreement between Acquiror and such e2 Party terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2.              Agreement to Retain the Company Securities.

2.1          No Transfer of Company Securities. Each e2 Party agrees not to, other than as expressly required by the Business Combination Agreement, (a) Transfer any Company Securities or (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that any Written Consent Party may Transfer any such Company Securities to another Written Consent Party, or if such Written Consent Party is a natural person, to immediate family or a trust for the benefit of immediate family for estate planning purposes, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to Acquiror such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Written Consent Party.

2.2         Additional Company Securities. Each e2 Party agrees that any Company Securities that such e2 Party purchases or otherwise hereafter acquires or with respect to which such e2 Party otherwise acquires sole or shared voting power after the execution of this Agreement shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such e2 Party as of the date hereof.

2.3          Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.              Agreement to Consent and Approve.

3.1          Each Written Consent Party agrees that, within forty-eight (48) hours of the Registration Statement being declared effective by the SEC and except as otherwise agreed in writing with Acquiror, such Written Consent Party shall execute and deliver a written consent substantially in the form attached as Exhibit G to the Business Combination Agreement (the “Company Interest Holders Written Consent”), which consent shall approve the Business Combination Agreement, the Merger and the other Transactions. Following such execution and delivery, each Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Company Interest Holders Written Consent. The Company Interest Holders Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable.

Subject to Section 2 hereof, no Written Consent Party shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Written Consent Party’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2          At any meeting of interest holders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding Company Units to adopt the Business Combination Agreement, or approve the Merger and the other Transactions, or in any other circumstances upon which a vote, consent or other approval (including the Company Interest Holders Written Consent) with respect to the Business Combination Agreement, the Merger or the other Transactions is sought, each Written Consent Party shall vote (or cause to be voted) all Company Units currently or hereafter owned by such Written Consent Party in favor of the foregoing.

3.3          At any meeting of the interest holders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Written Consent Party’s vote, consent or other approval (including by written consent) is sought, such Written Consent Party shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereafter owned by such Written Consent Party against and withhold consent with respect to any Alternative Transaction (as defined below). No Written Consent Party shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time. Hereafter until the Expiration Time, in connection with any document or other instrument pursuant to which each Written Consent Party is asked to approve or consent to the Transactions, each Written Consent Party shall execute such document or other instrument and otherwise take such other steps as are necessary to effect the Transactions.

4.              Waiver of Appraisal Rights. Each e2 Party hereby acknowledges and agrees to irrevocably waive any appraisal rights or dissenters’ rights under Chapter 605 of the Florida Revised Limited Liability Company Act or any other applicable law with respect to its Company Securities in connection with the Merger and hereby irrevocably waives any and all such rights to receive payment of the fair value of its capital securities that such holder may have or claim to have with respect to its Company Securities in connection with the Business Combination. Each e2 Party further agrees to execute and deliver any consents, waivers, releases, or other documents, including the Company Interest Holders Written Consent, as may be reasonably requested by the Company or Acquiror to evidence or effectuate such waiver and to refrain from commencing or participating in any legal action or proceeding challenging the validity or fairness of the Business Combination or seeking any appraisal rights or dissenters’ rights with respect thereto.

5.              Additional Agreements.

5.1          Litigation. Each e2 Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

5.2          Waiver of Certain Rights. Each e2 Party hereby waives any requirement for notice with respect to the Transactions under any agreements with the Company.

5.3          Confidentiality. Until the Expiration Time, each e2 Party will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to Acquiror or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof (including by virtue of any public filings to be made by any parties to the Business Combination Agreement as are required by the federal securities law in connection with the Registration Statement or a Current Report on Form 8-K), other than as a result of a disclosure by such e2 Party in breach of this Section 5.3, (ii) is, was or becomes available to such e2 Party on a non-confidential basis from a source other than Acquiror or the Company; provided that, to the knowledge of such e2 Party, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to Acquiror or the Company, or (iii) is or was independently developed by such e2 Party after the date hereof without use of, or reference to any non-public information of Acquiror or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such e2 Party gives Acquiror or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that the Acquiror or the Company may seek, at its own expense, an appropriate protective order or similar relief and such e2 Party shall reasonably cooperate with such efforts.

6.              Representations and Warranties of the e2 Parties. Each e2 Party hereby represents and warrants, severally and not jointly, to Acquiror as follows:

6.1          Due Authority. Such e2 Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such e2 Party is an individual, the signature to this agreement is genuine and such e2 Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such e2 Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such e2 Party, enforceable against such e2 Party in accordance with its terms, except as limited by applicable Remedies Exceptions.

6.2          Ownership of the Company Securities. As of the date hereof, such e2 Party is the owner of the Company Securities set forth opposite such e2 Party’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such e2 Party’s voting rights, other than transfer restrictions under applicable securities laws or the certificate of formation or limited liability company agreement or any equivalent organizational documents of the Company, as applicable. Such e2 Party has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such e2 Party, and the power to agree to all of the matters applicable to such e2 Party set forth in this Agreement. As of the date hereof, such e2 Party does not own any Company Securities other than the Company Securities set forth opposite such e2 Party’s name on Schedule A. As of the date hereof, such e2 Party does not own any rights to purchase or acquire any Company Securities.

6.3          No Conflict; Consents.

(a)          The execution and delivery of this Agreement by such e2 Party does not, and the performance by such e2 Party of the obligations under this Agreement and the compliance by such e2 Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such e2 Party, (ii) if such e2 Party is an entity, conflict with or violate the certificate of formation or limited liability company agreement or any equivalent organizational documents of the Company or such e2 Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such e2 Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such e2 Party is a party or by which such e2 Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such e2 Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          The execution and delivery of this Agreement by such e2 Party does not, and the performance of this Agreement by such e2 Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such e2 Party, other than those set forth as conditions to Closing in the Business Combination Agreement and other than those pursuant to, in compliance with or required to be made under the Exchange Act.

6.4          Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such e2 Party after reasonable inquiry, threatened against such e2 Party that would reasonably be expected to materially impair the ability of such e2 Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

6.5         Absence of Voting Agreement. Such e2 Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such e2 Party, (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such e2 Party or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

7.              Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any e2 Party from serving on the board of managers of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a manager or officer of the Company. Each e2 Party is entering into this Agreement solely in its capacity as the owner of such e2 Party’s Company Securities.

8.              Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 8 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

9.              No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any e2 Party’s Company Securities. All rights, ownership and economic benefits of and relating to each e2 Party’s Company Securities shall remain fully vested in and belong to such e2 Party, and Acquiror shall have no authority to direct any e2 Party in the voting or disposition of any of Company Securities except as otherwise provided herein.

10.           [Reserved.]

11.           Miscellaneous.

11.1        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

11.2        Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Expiration Time.

11.3       Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

11.4       Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

11.5        Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

11.6       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.6):

(i)           if to Acquiror, to:

Nabors Energy Transition Corp. II
515 West Greens Road, Suite 1200

Houston, Texas 77067
Attention:     Anthony G. Petrello
Email:             general.counsel@nabors.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700

Houston, Texas 77002
Attention:     Scott Rubinsky;
                       Ramey Layne

Email:             srubinsky@velaw.com;
                       rlayne@velaw.com

(ii)          if to an e2 Party, to the address for notice set forth opposite such e2 Party’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

e2 Companies LLC

8901 Quality Road

Bonita Springs Florida 34135

Attention:     James Richmond

Email:             james.richmond@e2companies.com

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Attention.:    Rick A. Werner
                       Simin Sun
                       Alla Digilova

Email:             rick.werner@haynesboone.com;
                       simin.sun@haynesboone.com;
                       alla.digilova@haynesboone.com

11.7        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.8       WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other PARTIES hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.8.

11.9       Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies; provided, however, that the Company is an express third party beneficiary of this Agreement.

11.10     Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.11     Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12    Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each e2 acknowledges that Haynes and Boone, LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and is not acting as counsel to any e2 Party.

11.13    Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

11.14     Further Assurances. At the request of Acquiror or the Company, in the case of any e2 Party, or at the request of any e2 Party, in the case of Acquiror, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.15     Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.16     Several Liability. The liability of any e2 Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any e2 Party be liable for any other e2 Party’s breach of such other e2 Party’s representations, warranties, covenants, or agreements contained in this Agreement.

11.17     No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

E2 PARTIES:

Iepreneur Consulting, LLC

By:	/s/ Jeanne Richmond
Name:	Jeanne Richmond
Title:	Manager

Avanti Insieme, LLC

By:	/s/ Alexis Khazzam
Name:	Alexis Khazzam
Title:	Owner

LK Capital, LLC

By:	/s/ Matt Leiter
Name:	Matt Leiter
Title:	Owner

Luce SDIRAI, LLC

By:	/s/ Matt Leiter
Name:	Matt Leiter
Title:	Manager

Signature Page to Support Agreement

Schedule A

Company Units

e2 Party	Address for Notice	Company Class A Units
Iepreneur Consulting, LLC	8901 Quality Road Bonita Springs, FL 34145	199,024
Avanti Insieme, LLC	570 5th Street Boca Grande, FL 33921	34,867
LK Capital, LLC	1343 Main Street Unit 605 Sarasota, FL 34236	5,987
Luce SDIRAI, LLC	1343 Main Street Unit 605 Sarasota, FL 34236	35,122

Schedule A